SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported): September 21, 2004

                          PACIFIC PREMIER BANCORP, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                     0-22193
                              (Commission File No.)

         DELAWARE                                    33-0743196
(State or Other Jurisdiction                        (IRS Employer
      of Incorporation)                           Identification No.)


             1600 Sunflower Ave, Second Floor, Costa Mesa, CA 92626
               (Address of Principal Executive Offices) (Zip Code)

                                 (714) 431-4000
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, If Changed Since Last Report)

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

         On September 22, 2004, Pacific Premier Bank (the "Bank"), the primary subsidiary of Pacific Premier Bancorp, Inc. (PPBI) (the "Company"), issued a press release announcing changes within the executive officers of the Bank. The Bank announced the departure of Mr. Andrew Anderson as of September 21, 2004. Mr. Anderson had been Senior Vice President and Director of Retail Banking since joining the Bank in January 2001. The Bank also announced that Mr. Edward Wilcox was promoted to the position of Executive Vice President and Chief Lending Officer effective September 21, 2004.

         Mr. Wilcox, 37, was hired in August 2003 as the Bank's Senior Vice President and Chief Credit Officer and has been responsible for overseeing all of the Bank's lending activities. Prior to joining the Bank, Mr. Wilcox served as Loan Production Manager at Hawthorne Savings for two years and as the Secondary Marketing Manager at First Fidelity Investment & Loan, which was acquired by Hawthorne Savings, for seven years. Mr. Wilcox has 15 years of experience in real estate banking including positions as Asset Manager, REO Manager and Real Estate Analyst at various financial institutions.

         There are no employment agreements between the Company or the Bank and Mr. Wilcox.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

         A copy of PPBI's press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           PACIFIC PREMIER BANCORP, INC.



Dated:  September 24, 2004                 By: /s/ STEVEN R. GARDNER
                                               ---------------------
                                               Steven R. Gardner
                                               President and Chief
                                               Executive Officer